EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

La Jolla Pharmaceutical Company
San Diego, California
We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2012, relating to the financial statements of La Jolla Pharmaceutical Company, which is included in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Diego, California
November 8, 2013